                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                   FORM 8-K/A
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                              ---------------------

         Date of Report (Date of earliest event reported) April 16, 2002

                                  BNCCORP, Inc.
             (Exact name of registrant as specified in its charter)

                   Delaware                     0-26290
          (State of incorporation)      (Commission File Number)

                                   45-0402816
                       (IRS Employer Identification No.)

          322 East Main, Bismarck, North Dakota            58501
        (Address of principal executive offices)         (Zip Code)

                                 (701) 250-3040
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


     The undersigned  registrant  hereby amends the following  items,  financial statements, exhibits or other portions of its Current Report on Form 8-K/A dated
June 28, 2002, as set forth in the page(s) attached hereto:
Item 7.  Financial Statements and Exhibits
     (a)  Financial Statements of Business Acquired
          (1)  The audited  combined balance sheets of Milne Scali & Company and related  companies  as of  December  31,  2001 and 2000,  and the related combined statements of operations,  changes in equity and cash flows for the years then ended, including the notes thereto, and the related report of Semple & Cooper, LLP.
          (2)  The unaudited combined balance sheet of Milne Scali & Company and related  companies as of March 31, 2002 and the related  combined statements  of  operations,  changes in equity and cash flows for the three month periods ended March 31, 2002 and 2001.
     (b)  Pro Forma Financial Information
          (1)  Unaudited   pro  forma   condensed   consolidated   statement  of
               operations of BNCCORP,  Inc. and  Subsidiaries for the year ended
               December 31, 2001, including the notes thereto.
          (2)  Unaudited   pro  forma   condensed   consolidated   statement  of
               operations of BNCCORP,  Inc. and Subsidiaries for the three month period ended March 31, 2002, including the notes thereto.
          (3)  Unaudited  pro  forma  condensed  consolidated  balance  sheet of
               BNCCORP,  Inc. and  Subsidiaries as of March 31, 2002,  including the notes thereto.
     (c)  Exhibits.
     The exhibits to this report are listed on the exhibit  list,  which appears elsewhere herein and is incorporated herein by reference.


                                    SIGNATURE

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned thereunto duly authorized.

                                    BNCCORP, INC.

                                    By:         /s/ Gregory K. Cleveland
                                                  Gregory K. Cleveland
                                                        President
Date: July 17, 2002


                                  EXHIBIT LIST

     Exhibit No.                            Description
        10.1.            Stock Purchase Agreement,  dated March 22, 2002, by and
                         among  BNCCORP,  Inc.,  BNC  Insurance,  Inc.  and  the
                         Sellers named therein, incorporated by reference to the
                         registrant's  Form  8-K  filed  on May 1,  2002.
        10.2.            Employment and Non-competition  Agreement,  dated April
                         16, 2002, by and between BNC Insurance,  Inc.,  Milne &
                         Company  Insurance,  Inc.  and Richard W.  Milne,  Jr.,
                         incorporated by reference to the registrant's  Form 8-K
                         filed on May 1, 2002.
        10.3.            Employment and Non-competition  Agreement,  dated April
                         16, 2002, by and between BNC Insurance,  Inc.,  Milne &
                         Company   Insurance,   Inc.   and  Terrence  M.  Scali,
                         incorporated by reference to the registrant's  Form 8-K
                         filed on May 1, 2002.
        23.1.            Consent of Semple & Cooper, LLP



Item 7(a)   Financial Statements of Business Acquired

                     INDEX TO COMBINED FINANCIAL STATEMENTS
               For The Three Months Ended March 31, 2002 and 2001
               --------------------------------------------------
Unaudited Combined Balance Sheet at March 31, 2002                          F-2
Unaudited Combined Statements of Operations for the three
  months ended March 31, 2002 and 2001                                      F-4
Unaudited Combined Statements of Changes in Equity for the
  three months ended March 31, 2002                                         F-5
Unaudited Combined Statements of Cash Flows for the three
  months ended March 31, 2002 and 2001                                      F-6
Notes to the Unaudited Combined Financial Statements for the
  three months ended March 31, 2002 and 2001                                F-8

                 For The Years Ended December 31, 2001 and 2000
                 ----------------------------------------------

Report of Independent Public Accountants                                    F-1
Combined Balance Sheets at December 31, 2001 and 2000                       F-2
Combined Statements of Operations for the years ended
  December 31, 2001 and 2000                                                F-4
Combined Statements of Changes in Equity for the years ended
  December 31, 2001 and 2000                                                F-5
Combined Statements of Cash Flows for the years ended
  December 31, 2001 and 2000                                                F-6
Notes to the Combined Financial Statements for the years ended
  December 31, 2001 and 2000                                                F-8

                         Pro Forma Financial Statements
                         ------------------------------

Unaudited pro forma condensed consolidated statement of
  operations of BNCCORP, Inc. and Subsidiaries for the year ended
  December 31, 2001, including the notes thereto                            F-19
Unaudited pro forma condensed consolidated statement of operations of BNCCORP, Inc. and Subsidiaries for the three month period
  ended March 31, 2002, including the notes thereto                         F-20
Unaudited pro forma condensed consolidated balance sheet of
  BNCCORP, Inc. and Subsidiaries as of March 31, 2002, including
  the notes thereto                                                         F-21



                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors, Stockholders and Members of
Milne Scali & Company and Related Companies

We have  audited  the  accompanying  combined  balance  sheets of Milne  Scali &
Company and Related  Companies as of December 31, 2001 and 2000, and the related combined  statements of  operations,  changes in equity,  and cash flows for the years then ended. These combined financial  statements are the responsibility of the Companies' management.  Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audits to obtain  reasonable  assurance  about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures  in the combined financial statements. An audit also includes assessing the accounting principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.
In our opinion,  the combined  financial  statements  referred to above  present fairly,  in all  material  respects,  the  financial  position  of Milne Scali &
Company and Related  Companies as of December 31, 2001 and 2000, and the results of their  operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Semple & Cooper, LLP
Certified Public Accountants
Phoenix, Arizona
March 12, 2002

                                       F-1



                   MILNE SCALI & COMPANY AND RELATED COMPANIES
                             COMBINED BALANCE SHEETS
            December 31, 2001 and 2000 and March 31, 2002 (Unaudited)
                                     ASSETS

                                         (Unaudited)
                                          March 31,           December 31,
                                            2002           2001           2000
                                       ------------   ------------   -----------
Current Assets:
 Cash and cash equivalents
 (Notes 1 and 2)                       $ 1,940,514    $ 1,662,008    $ 1,029,798
 Certificates of deposit                         -              -        682,334
 Accounts receivable (Note 1)
    - premiums                             781,999        503,239        933,258
    - commissions                          599,928        433,677        402,336
 Loans receivable from related
    parties (Note 6)                             -              -      1,163,659
  Advance commissions receivable
   (Note 4)                                 20,640         22,547         56,227
  Prepaid expenses                          49,746         67,836         60,561
                                       ------------   ------------   -----------
    Total Current Assets                 3,392,827      2,689,307      4,328,173
                                       ------------   ------------   -----------
Property and Equipment: (Note 1)
  Furniture and fixtures                   426,932        426,932        426,932
  Automobile                                     -              -         18,000
  Computer and office equipment            422,279        386,662        315,405
  Leasehold improvements                    52,945         52,945         49,821
                                       ------------   ------------   -----------
                                           902,156        866,539        810,158

  Less: accumulated depreciation          (579,319)      (547,293)     (435,828)
                                       ------------   ------------   -----------
                                           322,837        319,246        374,330
                                       ------------   ------------   -----------
Other Assets:
  Security deposits                          4,070          4,070          4,070
  Intangible assets, net of
    accumulated amortization
    (Notes 3 and 5)                      1,761,808      1,898,612      2,542,066
                                       ------------   ------------   -----------
                                         1,765,878      1,902,682      2,546,136
                                       ------------   ------------   -----------
    Total Assets                       $ 5,481,542    $ 4,911,235    $ 7,248,639
                                       ============  ============= =============


                   The Accompanying Notes are an Integral Part
                      of the Combined Financial Statements
                                       F-2

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
                       COMBINED BALANCE SHEETS (Continued)
            December 31, 2001 and 2000 and March 31, 2002 (Unaudited)
                             LIABILITIES AND EQUITY
                                        (Unaudited)
                                         March 31,             December 31,
                                            2002           2001           2000
                                       ------------   ------------   -----------
Current Liabilities:
  Notes payable - current portion
   (Note 5)                              $ 533,297      $ 645,974      $ 949,204
  Notes payable to related parties -
   current portion (Note 6)                  6,500          9,750         66,700
  Accounts payable
   - insurance companies                 1,582,632      1,980,267      2,463,566
   - other                                 457,506        264,598         81,838
  Producer commissions payable             392,407        240,153        212,458
  Customer deposits                        452,949        477,902        672,229
  Accrued expenses                         349,406          3,081          2,023
  Profit sharing contributions
    payable (Note 7)                         7,259        136,937        116,315
                                       ------------   ------------   -----------
    Total Current Liabilities            3,781,956      3,758,662      4,564,333
                                       ------------   ------------   -----------
Long-Term Liabilities:
  Notes payable - long-term portion
    (Note 5)                               911,204        973,013      1,671,787
  Notes payable to related parties -
    long-term portion (Note 6)                  -              -         283,165
                                       ------------   ------------   -----------
                                           911,204        973,013      1,954,952
                                       ------------   ------------   -----------
    Total Liabilities                    4,693,160      4,731,675      6,519,285
                                       ------------   ------------   -----------
Commitments and Contingencies:
  (Notes 6, 8 and 11)                           -              -              -
Minority Interests                         107,720        116,017        156,089
                                       ------------   ------------   -----------
Equity:
  Members' Equity                          193,709        183,351         49,893
  Stockholders' Equity (Deficit)
    (Note 9)                               486,953       (119,808)       523,372
                                       ------------   ------------   -----------
    Total Equity                           680,662         63,543        573,265
                                       ------------   ------------   -----------
    Total Liabilities and Equity       $ 5,481,542    $ 4,911,235    $ 7,248,639
                                       ============   ============   ===========


                   The Accompanying Notes are an Integral Part
                      of the Combined Financial Statements
                                       F-3


                   MILNE SCALI & COMPANY AND RELATED COMPANIES
                        COMBINED STATEMENTS OF OPERATIONS
               For The Years Ended December 31, 2001 and 2000 and
         For The Three Months Ended March 31, 2002 and 2001 (Unaudited)

                                   (Unaudited)
                           For the Three Months Ended    For the Years Ended
                                    March 31,                December 31,
                           --------------------------   ------------------------
                                2002          2001          2001         2000
                           -----------   -----------   -----------  -----------
Commission and Fee Income  $ 3,521,310   $ 2,917,520   $ 9,416,819  $ 8,403,261
Sales Expenses                 699,804       622,216     2,304,298    2,093,448
                           -----------   -----------   -----------  -----------
Gross Profit                 2,821,506     2,295,304     7,112,521    6,309,813
General and Administrative
  Expenses                   1,515,072     1,302,966     5,413,908    5,427,023
                           -----------   -----------   -----------  -----------
Income from Operations       1,306,434       992,338     1,698,613      882,790
                           -----------   -----------   -----------  -----------
Other Income (Expenses):
  Loss on disposal of
    equipment                      -             -          (3,514)      (3,234)
  Interest income (Note 6)       2,460        29,076        95,307      157,593
  Interest expense (Note 6)    (24,076)      (47,485)     (154,426)    (157,437)
  Litigation settlements
    (Note 11)                       -            -       (115,742)      (26,000)
                           -----------   -----------   -----------  -----------
                               (21,616)      (18,409)     (178,375)     (29,078)
                           -----------   -----------   -----------  -----------
Minority interests in
  income of consolidated
  subsidiaries                  (6,283)      (38,814)      (79,928)     (28,969)
                           -----------   -----------   -----------  -----------
Net Income                 $ 1,278,535   $   935,115   $ 1,440,310    $ 824,743
                           ===========   ===========   ===========  ===========


                   The Accompanying Notes are an Integral Part
                      of the Combined Financial Statements
                                       F-4


                                        MILNE SCALI & COMPANY AND RELATED COMPANIES
                                          COMBINED STATEMENTS OF CHANGES IN EQUITY
              For The Years Ended December 31, 2001 and 2000 and For The Three Months Ended March 31,2002 (Unaudited)

                                                                                                      Milne     Milne
                                                                                                      Scali &   Scali &
                                                                                                      Company   Company
                                                                                                      of        - East
             Milne & Company Insurance, Inc.                                 Harris Shcolnik &        Northern  Valley,
                dba Milne Scali & Company             ASTR, Inc.              Associates, Inc.        AZ, LLC   LLC
             -------------------------------  ---------------------------  -------------------------  -------- --------
                        Additional  Retained         Additional Retained          Additional                               Total
                Common   Paid-in    Earnings  Common  Paid-in   Earnings   Common  Paid-in   Retained  Members' Members'  Equity
                Stock    Capital   (Deficit)  Stock   Capital   (Deficit)  Stock   Capital   Earnings  Equity   Equity   (Deficit)
                ------  ---------- ---------  ------ ---------- ---------  ------ --------   --------  -------- -------- ---------
Balance at
 December 31,
 1999          $ 42,008  $ 25,316  $(336,543) $1,500  $ 73,500  $ 28,025   $2,000  $3,000    $ 42,042   $  -     $   -   $ (119,152)
Issuance of
 common stock       -         -          -       242   149,758       -        -       -           -        -         -      150,000
Distributions
 to stock-
 holders            -         -      (26,229)     -        -    (256,097)     -       -           -        -         -     (282,326)
Net income for
 the year
 ended
 December 31,
 2000               -         -      320,099      -        -     219,419      -       -       235,332    25,760   24,133    824,743
              ---------  --------  ----------  ------ --------  ---------  ------  ------    --------   -------- -------- ----------
Balance at
 December 31,
 2000            42,008    25,316    (42,673)   1,742  223,258    (8,653)   2,000   3,000     277,374    25,760   24,133    573,265
Distributions
 to stock-
 holders            -         -     (947,032)     -        -    (160,000)     -       -      (843,000)      -        -   (1,950,032)
Net income for
 the year
 ended
 December 31,
 2001               -         -      507,825      -        -     230,773      -       -       568,254    53,905   79,553  1,440,310
              ---------  --------  ----------  ------ --------  ---------  ------  ------    --------   -------- -------- ----------
Balance at
 December 31,
 2001            42,008    25,316   (481,880)   1,742  223,258    62,120    2,000   3,000       2,628    79,665  103,686     63,543

Distributions
 to stock-
 holders
(unaudited)         -         -     (608,226)     -        -     (53,190)     -       -           -         -        -     (661,416)
Net income
 for the
 three months
 ended
 March 31,
 2002
(unadited)          -         -      965,723      -        -      111,257     -       -       191,197     3,712    6,646  1,278,535
              ---------  --------  ----------  ------ --------  ---------  ------  ------    --------   -------- -------- ----------
Balance at
 March 31,
 2002
 (unaudited)    $42,008   $25,316  $(124,383)  $1,742 $223,258   $120,187  $2,000  $3,000    $193,825  $ 83,377 $110,332  $ 680,662
              ---------  --------  ----------  ------ --------  ---------  ------  ------    --------   -------- -------- ----------


                                     The Accompanying Notes are an Integral Part
                                         of the Combined Financial Statements
                                                        F-5

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
                        COMBINED STATEMENTS OF CASH FLOWS
               For The Years Ended December 31, 2001 and 2000 and
         For The Three Months Ended March 31, 2002 and 2001 (Unaudited)
                                    (Unaudited)
                             For the Three Months Ended    For the Years Ended
                                      March 31,                December 31,
                             --------------------------   ----------------------
                                  2002          2001          2001        2000
                             ------------  ------------   ----------  ----------
Increase (Decrease) in Cash
  and Cash Equivalents:
Cash flows from operating
  activities:
Net Income                   $1,278,535   $    935,115    $1,440,310  $ 824,743
                             ----------   ------------    ----------  ----------
Adjustments to reconcile
  net income to net cash
  provided by operating
  activities:
  Depreciation and
    amortization                167,329        168,230       675,743    565,651
  Loss on disposal
    of equipment                    -              -           3,514      3,234
  Minority interests
    in income of
    consolidated
    subsidiaries                  6,283         38,814        79,928     28,969
  Accrued interest
    income added to
    principal balance
    of loans receivable
    from related parties            -          (18,506)      (43,341)   (68,707)
  Accrued interest
    expense added to
    principal balance
    of notes payable
    to related parties              -              -           5,445     74,507
  Accounts payable
    converted to notes
    payable                         -              -             -      250,663
  Litigation settlement
    financed with notes
    payable to related
    parties                         -              -             -       26,000
Changes in Assets and
  Liabilities:
  Accounts receivable
    - premiums                 (278,760)     (486,553)       430,019    364,888
    - commissions              (166,251)     (109,395)       (31,341)  (131,656)
  Advance commissions
    receivable                    1,907        (2,847)        33,680    (56,227)
  Prepaid expenses               18,090        13,714         (7,275)    (1,275)
  Security deposits                 -             -              -       (4,070)
  Accounts payable
    - insurance companies      (397,635)      101,081       (483,299)  (657,400)
    - other                     192,908         2,496        182,760    (68,481)
  Producer commissions
    payable                     152,254        90,098         27,695     42,526
  Customer deposits             (24,953)     (106,176)      (194,327)   196,203
  Accrued expenses               29,969          (474)         1,058    (74,221)
  Profit sharing
    contributions payable      (129,678)        7,139         20,622      7,369
                             ----------   ------------    ----------  ----------
                               (428,537)     (302,379)       700,881    497,973
                             ----------   ------------    ----------  ----------
    Net cash provided by
      operating activities      849,998       632,736      2,141,191  1,322,716
                             ----------   ------------    ----------  ----------

                   The Accompanying Notes are an Integral Part
                      of the Combined Financial Statements
                                       F-6

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
                  COMBINED STATEMENTS OF CASH FLOWS (Continued)
               For The Years Ended December 31, 2001 and 2000 and
         For The Three Months Ended March 31, 2002 and 2001 (Unaudited)

                                     (Unaudited)
                             For the Three Months Ended   For the Years Ended
                                      March 31,               December 31,
                             --------------------------  -----------------------
                                  2002          2001         2001        2000
                             ------------  ------------  ----------  -----------
Cash flows from
  investing activities:
  Payments for loans
    receivable from
    related parties                  -            -             -       (75,000)
  Proceeds from sale of
    equipment                        -            -           4,200         -
  Payments for purchase
    of equipment                 (35,617)     (24,117)      (74,380)   (128,626)
  Payments for purchase
    of intangible assets             -            -            -       (607,187)
  Net receipts from sale
    of certificates of
    deposit                          -         567,911      682,334     433,068
                              -----------  ------------  ----------  -----------
    Net cash provided
     (used) by investing
     activities                  (35,617)      543,794      612,154    (377,745)
                              -----------  ------------  ----------  -----------
Cash flows from financing
 activities:
 Proceeds from notes payable         -            -            -        185,000
 Repayment of notes payable     (172,985)    (222,905)     (912,543)   (575,989)
 Proceeds from notes payable
   to related parties                -            -            -        302,143
 Repayment of notes payable
   to related parties             (3,250)     (31,326)      (58,609)    (69,940)
 Payments for distributions
   to stockholders              (345,060)         -      (1,029,983)   (282,326)
 Payments for distributions
   to members                    (14,580)         -        (120,000)    (22,880)
 Proceeds from contributions
  from members                       -            -           -         150,000
                              -----------  ------------  ----------  -----------
  Net cash used by financing
   activities                   (535,875)     (254,231)  (2,121,135)   (313,992)
                              -----------  ------------  ----------  -----------
Net increase in cash and
  cash equivalents               278,506       922,299      632,210     630,979
Cash and cash equivalents
  at beginning of period       1,662,008     1,029,798    1,029,798     398,819
                              -----------  ------------  ----------  -----------
Cash and cash equivalents
  at end of period            $1,940,514    $1,952,097   $1,662,008  $1,029,798
                              ===========  ============  ==========  ===========
Supplemental disclosure of
  cash flow information:
  Interest paid               $   24,076   $    44,446   $  149,108  $  168,083
                              ===========  ============  ==========  ===========


                   The Accompanying Notes are an Integral Part
                      of the Combined Financial Statements
                                       F-7
                   MILNE SCALI & COMPANY AND RELATED COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
                                     Note 1
                   Summary of Significant Accounting Policies,
                   Nature of Operations and Use of Estimates
--------------------------------------------------------------------------------
Organization:

Milne & Company Insurance,  Inc., dba Milne Scali & Company ("the Company") is a
corporation  duly formed and  organized  under the laws of the State of Arizona.
The  Company is  licensed  by the State of Arizona  to own and  operate  general property and casualty insurance agencies.  The Company operates primarily in the southwest region of the United States.

Principles of Combination:
The  accompanying  combined  financial  statements  include the  accounts of the following companies, all of which are under common control:

     Milne & Company  Insurance, Inc.,  dba Milne  Scali &  Company,  an Arizona
          corporation
     ASTR,Inc., an Arizona corporation  Harris Shcolnik & Associates,  Inc., an
          Arizona corporation
     Milne Scali & Company of Northern  AZ, LLC,  an Arizona  limited  liability company
     Milne Scali & Company - East Valley,  LLC,  an  Arizona  limited  liability company

Intercompany  balances have been  eliminated on  combination.  The  accompanying combined financial statements include the consolidation of Milne Scali & Company of Northern AZ, LLC and Milne Scali & Company - East Valley,  LLC. Milne Scali &
Company  owns  60.0% of Milne  Scali & Company - East  Valley,  LLC and 66.7% of
Milne Scali & Company of Northern AZ, LLC.
Milne Scali & Company of Northern  AZ, LLC  commenced  business on May 23, 2000.
Milne Scali & Company - East Valley, LLC commenced business on May 25, 2000.
Use of Estimates:
The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that effect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent assets and liabilities at the date of the financial  statements,  and the  reported  amounts of revenues  and expenses  during the  reporting  period.
Actual results could differ from those estimates.
Basis of Presentation of Interim Financial Information:
The accompanying interim consolidated financial statements have been prepared by the Company,  without audit, in accordance with accounting  principles generally accepted in the United States for interim financial  information and pursuant to the rules and  regulations of the Securities  and Exchange  Commission.  Certain
information and footnote  disclosures  normally included in financial statements prepared in accordance with generally accepted  accounting  principles have been condensed  or omitted  pursuant  to such  rules and  regulations,  although  the
Company  believes that the disclosures made are adequate to make the information presented not misleading.
The unaudited consolidated financial statements as of March 31, 2002 and for the three month  periods  ended March 31, 2002 and 2001  include,  in the opinion of management, all adjustments,  consisting solely of normal recurring adjustments, necessary for a fair  presentation  of the financial  results for the respective interim periods and are not  necessarily  indicative of results of operations to be expected for the entire fiscal year ending December 31, 2002.
The accompanying  interim  consolidated  financial statements have been prepared
under  the  presumption  that  users  of  the  interim  consolidated   financial
information will read the audited consolidated financial statements for the year ended December 31, 2001 included herein. Accordingly, footnote disclosures which would substantially duplicate the disclosures contained in the December 31, 2001 audited  consolidated  financial statements have been omitted from these interim
consolidated   financial   statements.   It  is  suggested  that  these  interim
consolidated  financial  statements  be read in  conjunction  with  the  audited consolidated  financial  statements for the year ended December 31, 2001 and the notes thereto included herein.

                                       F-8
                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
                                     Note 1
                   Summary of Significant Accounting Policies,
                   Nature of Operations and Use of Estimates
                                   (Continued)
--------------------------------------------------------------------------------
Income Recognition:

Commission income is recognized when the insured is invoiced, which approximates the effective date of the policy.  Contingency  commissions  are recognized when received,  which  approximates when the commissions are earned.  The majority of contingency  commissions  are generally  received  within the first quarter each year.  Commission  adjustments  relating to policy endorsements or cancellations are recognized when they occur.

Cash Equivalents:
For financial  accounting  purposes,  cash  equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.
Accounts Receivable:
At  December  31,  2001  and 2000  and  March  31,  2002  (unaudited),  accounts receivable  represent  billed  insurance  premiums and commissions for insurance coverage provided by various insurance carriers represented by the Company.

The Company  follows the direct  write-off  method of recognizing  uncollectible accounts  receivable,  which  management  believes  approximates  the  allowance method.  The direct  write-off  method  recognizes  bad debt expense only when a
specific  account  is  determined  to  be  uncollectible.   In  the  opinion  of
management,  no existing accounts receivable are deemed  uncollectible.  For the year  ended  December  31,  2001 and the  three  months  ended  March  31,  2001
(unaudited), there was no bad debt expense. For the year ended December 31, 2000 and for the three  months ended March 31,  2002,  the Company  incurred bad debt expense in the amounts of $3,652 and $1,826 (unaudited), respectively.

Property and Equipment:

Property and equipment are recorded at cost. Depreciation is provided for by use of the  straight-line  method  over the  estimated  useful  lives of the assets.
Maintenance  and repairs are charged to operations as incurred.  Betterments and renewals are capitalized as incurred.  For the years ended December 31, 2001 and
2000,  depreciation  expense was $121,750 and  $102,598,  respectively.  For the three  months  ended March 31, 2002 and 2001,  depreciation  expense was $32,026
(unaudited) and $29,733 (unaudited), respectively.

The  useful  lives  of  property  and   equipment   for  purposes  of  computing
depreciation are:
          Furniture and fixtures                 5-7 years
          Automobile                               7 years
          Computer and office equipment          3-7 years
          Leasehold improvements                 3-7 years

Impairment of Long-Lived Assets:
The Company  evaluates the  continuing  value of the  intangible  assets at each balance sheet date and records  write-downs if the  continuing  value has become impaired.  An impairment is determined to exist if the  anticipated  future cash flow  attributable  to the asset is less than its carrying  value.  The asset is then  reduced  to fair  value  as  determined  by the net  present  value of the anticipated future cash flow.

Income Taxes:
For federal and state income tax  purposes,  the combined  Companies  operate as either  Subchapter S corporations or limited liability  companies.  As such, all taxable  income and  available  tax credits are passed from the companies to the individual  stockholders and members. It is the responsibility of the individual stockholders  and members to report the taxable  income and tax credits,  and to pay any resulting income taxes. Therefore, for the years ended December 31, 2001 and  2000 and the  three  months  ended  March  31,  2002  (unaudited)  and 2001
(unaudited), there were no provisions made for federal and state income taxes.
                                       F-9

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
                                     Note 1
                   Summary of Significant Accounting Policies,
              Nature of Operations and Use of Estimates(Continued)
--------------------------------------------------------------------------------

Advertising Costs:

Advertising costs are charged to operations when incurred. Advertising costs for the years ended  December  31,  2001 and 2000 were  approximately  $104,000  and
$113,000,  respectively.  Advertising costs for the three months ended March 31,
2002 and 2001 were approximately  $13,000  (unaudited) and $29,000  (unaudited), respectively.
Recently Adopted Accounting Pronouncements:
During the three months  ended March 31, 2002 the Company  adopted SFAS No. 141,
Business  Combinations,  and SFAS No. 142, Goodwill and Other  Intangibles.  The
pronouncements provide for the cessation of the pooling method of accounting for business  combinations  as well as providing that goodwill and other  intangible assets that have  indefinite  useful lives will not be amortized but rather will be tested at least  annually for  impairment.  The Company has  determined  that there was no material  effect on the financial  statements  from the adoption of these financial standards.

--------------------------------------------------------------------------------
                                     Note 2
                          Concentration of Credit Risk
--------------------------------------------------------------------------------
The  Company   maintains  cash  and  cash   equivalents  at  various   financial
institutions.  Deposits not to exceed $100,000 at each financial institution are insured by the Federal Deposit Insurance  Corporation.  At December 31, 2001 and
2000 and March 31, 2002, the Company has uninsured cash and cash  equivalents in the approximate  amounts of $2,600,000,  $1,047,000 and $1,563,000  (unaudited), respectively.
--------------------------------------------------------------------------------
                                     Note 3
                                Intangible Assets
--------------------------------------------------------------------------------
Intangible Assets:
At December  31, 2001 and 2000 and March 31,  2002,  intangible  assets  include expiration  lists which represent the valuation of acquired  account records and listings related to acquired insurance  accounts.  The cost basis is $3,378,981,
$3,468,442 and $3,377,480 (unaudited) as of December 31, 2001 and 2000 and March
31,  2002,  respectively.  The  expiration  lists  are  being  amortized  on the straight-line  method over their  estimated  useful lives of seven (7) years. In addition, intangible assets include covenants not-to-compete,  which consists of amounts  due  to  individuals  as  compensation  for  covenants  against  future competition.  The cost basis is $175,500  as of  December  31, 2001 and 2000 and
March 31, 2002 (unaudited).  The covenants not-to-compete are being amortized on the straight-line method over their respective term of three (3) years.
Amortization  expense for the intangible assets for the years ended December 31,
2001 and 2000 was $553,993 and $463,053, respectively.  Amortization expense for the three  months  ended March 31, 2002 and 2001 was  $135,303  (unaudited)  and
$138,497 (unaudited), respectively.
--------------------------------------------------------------------------------
                                     Note 4
                         Advance Commissions Receivable
--------------------------------------------------------------------------------

At  December  31,  2001  and  2000  and  March  31,  2002  (unaudited),  advance
commissions   receivable  consist  of  non-interest  bearing  advances  made  to employees against future commissions to be earned.  The advance  commissions are to be repaid by the future earned commissions of the employee. In the opinion of management, the commission advances will be repaid within one (1) year.

                                      F-10

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------
                                     Note 5
                                 Notes Payable
--------------------------------------------------------------------------------
At  December  31, 2001 and 2000 and March 31, 2002  (unaudited),  notes  payable consist of the following:

                                               (Unaudited)
                                                March 31,        December 31,
                                                  2002          2001      2000
                                               ----------    --------   --------
6% note payable to Austin Insurance
  Agency, Inc., in monthly installments
  of $19,682, including principal and
  interest through June, 2005; unsecured.       $698,723     $746,807   $932,105
Note payable to McCullough Bros.
  Insurance, Inc., payable based on a
  renewal retention basis over 36 months
  at 25% of such revenues through May, 2002,
  interest imputed at 6%; unsecured.                 249        3,786     14,819
6% note payable to an individual, payable
  in monthly installments of $1,556,
  including principal and interest through
  June, 2005; unsecured.                          55,597       59,423     74,166
Note payable to Bob Huber, with imputed
  interest at the rate of 5.25% based on
  the Applicable Federal Rate as published
  by the Internal Revenue Service; repayment
  terms as follows: 60 monthly payments
  based on a percentage of the value of the
  acquired  expiration listing determined
  monthly, including principal and interest,
  and 60 remaining monthly payments of
  $4,167 including principal and interest,
  due September, 2010; secured by expiration
  lists.                                         420,689      433,906    570,786
9.5% note payable to Continental Casualty
  Company, payable in quarterly installments
  currently at $113,542, due October, 2002;
  secured by corporate guarantee. Interest
  on the note payable can be reduced
  (contractually referred to as "earnouts")
  up to its entirety based on certain
  production volumes of insurance                 219,243     325,065    662,369
Notes payable to various individuals, with
  imputed interest ranging from 5.15% to 8%,
  based on the Applicable Federal Rate as
  published by the Internal Revenue Service
  on the date of the note, expiring through
  May, 2002. Payments are based on a
  percentage of the value of acquired
  expiration listings, and are re-evaluated
  annually.                                           -           -       31,083


                                      F-11


                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
                                     Note 5
                            Notes Payable (Continued)
-------------------------------------------------------------------------------
                                         (Unaudited)
                                           March 31,          December 31,
                                             2002           2001         2000
                                         -----------    -----------  -----------
Non-interest bearing note payable
  to Commerce and Industry Insurance
  Company, an initial payment of
  $97,480 paid in February, 2001,
  followed by 11 monthly payments
  of $13,926.                                   -             -         250,663
Note payable to Bank One on a
  $100,000 operating line of credit,
  due August, 2002, interest payable
  at the bank's prime rate plus 1.5%,
  secured by a corporate guarantee.          50,000        50,000        85,000
                                         -----------    -----------  -----------
                                          1,444,501     1,618,987     2,620,991
Less: current portion of long-term
  notes payabable                          (533,297)     (645,974)     (949,204)
                                         -----------    -----------  -----------
                                          $ 911,204     $ 973,013    $1,671,787
                                         ===========    ===========  ===========

As of December 31, 2001 and March 31, 2002 (unaudited), a schedule of the future minimum principal payments due on the notes payable outstanding are as follows:

                             (Unaudited)
                             March 31,    December 31,
                             -----------  ------------
             2002                          $ 645,974
             2003             $ 533,297      281,242
             2004               283,229      298,147
             2005               300,268      184,741
             2006               116,098       39,764
             2007                40,464       41,901
       Subsequent               171,145      127,218
                             -----------  ------------
                             $ 1,444,501  $ 1,618,987
                             ===========  ============


In addition,  the Company has an additional  $100,000  operating  line of credit with Bank One, with  interest  payable at prime plus 1%. As of December 31, 2001 and 2000 and March 31, 2002 (unaudited),  there is no outstanding balance on the operating line of credit.

                                      F-12


                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
                                     Note 6
                           Related Party Transactions
--------------------------------------------------------------------------------
Lease Commitment:
The Company is currently leasing office facilities from a related entity under a non-cancelable  operating lease agreement,  expiring  December,  2007. The lease agreement requires initial monthly rental payments of approximately $19,500, and annual  increases  based on the Consumer  Price Index.  The current base monthly rental  payments  are  $24,632.  In  addition,  the  Company is  leasing  office facilities from the same related entity under a month-to-month  lease agreement.
During the years ended  December  31, 2001 and 2000 and the three  months  ended
March 31, 2002 and 2001,  the Company had rent expense to the related  entity in the amounts of $295,588, $267,158, $73,897 (unaudited), and $73,897 (unaudited), respectively,  for the  non-cancelable  operating lease agreement,  and $78,904,
$69,124, and $20,307 (unaudited), and $17,982 (unaudited), respectively, for the month-to-month lease agreement.
As of  December  31, 2001 and March 31, 2002  (unaudited),  schedules  of future minimum  rental  payments  due on the  non-cancelable  lease  commitment  are as follows:

                                (Unaudited)
                                 March 31,     December 31,
                               -------------  -------------
             2002                               $ 295,588
             2003                $ 295,588        295,588
             2004                  295,588        295,588
             2005                  295,588        295,588
             2006                  295,588        295,588
             2007                  295,588        295,588
       Subsequent                  221,691              -
                              -------------  -------------
                               $ 1,699,631    $ 1,773,528
                              =============  =============

Loans Receivable from Related Parties:
As of December 31, 2000, the Company has loans  receivable  from related parties in the aggregate  amount of  $1,163,659.  The loans bear interest at the rate of
6.24% per annum and are due on demand. The Company earned interest income in the amounts of $43,341,  $68,727 and $18,506  (unaudited)  from the loans receivable from  related  parties  for the years ended  December  31, 2001 and 2000 and the three months ended March 31, 2001, respectively.  During the year ended December
31, 2001, the loans receivable from related parties were satisfied.

                                      F-13
                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
                                     Note 6
                     Related Party Transactions (Continued)
--------------------------------------------------------------------------------
Notes Payable to Related Parties:
As of December 31, 2001 and 2000, and March 31, 2002 (unaudited),  notes payable to related parties consist of the following:

                                           (Unaudited)
                                             March 31,        December 31,
                                              2002          2001        2000
                                           -----------  -----------  -----------
Non-interest bearing note payable to a
  related party, with monthly payments
  of $1,083, due September, 2002;
  unsecured.                               $ 6,500      $   9,750     $  22,750
8% note payable to a related entity,
  with monthly payments of $2,896,
  including principal and interest,
  due July, 2006; unsecured.                   -              -         285,450
Non-interest bearing note payable to a
  corporate stockholder, with monthly
  payments of $8,333, due May, 2001;
  unsecured.                                   -              -          41,665
                                           -----------  -----------  -----------
                                             6,500          9,750       349,865
Less: current portion of notes payable
  to related parties                        (6,500)        (9,750)      (66,700)
                                           -----------  -----------  -----------
                                           $   -           $  -       $ 283,165
                                           ===========  ===========  ===========


The Company incurred  interest expense in the amounts of $12,993,  $23,710,  and
$5,610 (unaudited) from the notes payable to related parties for the years ended
December  31,  2001  and  2000  and the  three  months  ended  March  31,  2001, respectively.

--------------------------------------------------------------------------------
                                     Note 7
                               Profit Sharing Plan
--------------------------------------------------------------------------------

Effective October,  1991, the Company implemented a profit sharing plan covering substantially all full-time  employees.  The Plan is designed as a 401(k) profit sharing plan.  Employees are permitted to make  voluntary  contributions  to the
Plan.  In  addition,  the  Company  can make  contributions  to the Plan.  These contributions  are at the discretion of the Board of Directors,  and are subject to certain  limitations.  For the years ended  December  31, 2001 and 2000,  the
Company made  contributions to the Plan in the amounts of $122,329 and $109,184, respectively.  As of December 31, 2001 and 2000 and March 31, 2002,  the Company
has profit sharing  contributions  payable in the amounts of $136,937,  $116,315 and $7,259  (unaudited),  respectively,  which is comprised of both withheld and discretionary contributions.

                                      F-14
                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
                                     Note 8
                                Lease Commitments
--------------------------------------------------------------------------------
The Company is currently leasing various office facilities under  non-cancelable operating lease agreements expiring through June, 2003. In addition, the Company is leasing office  facilities from a related entity (See Note 6). Rental expense for the foregoing lease agreements was $451,284,  $391,454, $112,312 (unaudited)
and $111,947  (unaudited) for the years ended December 31, 2001 and 2000 and for the three months ended March 31, 2002 and 2001, respectively.
As of  December  31, 2001 and March 31, 2002  (unaudited),  schedules  of future minimum lease payments for the office  facilities  due under the  non-cancelable operating lease agreements are as follows:

                                    (Unaudited)
                                     March 31,     December 31,
                                   ------------   ------------

            2002                                    $ 355,747
            2003                     $ 351,997        323,793
            2004                       309,690        295,588
            2005                       295,588        295,588
            2006                       295,588        295,588
            2007                       295,588        295,588
      Subsequent                       221,691            -
                                   ------------   ------------
                                   $ 1,770,142    $ 1,861,892
                                   ============   ============


In  addition,  the  Company  is  currently  leasing  office  equipment  under  a non-cancelable operating lease agreement expiring in April, 2003. Rental expense for the office equipment,  including maintenance agreements, for the years ended
December  31, 2001 and 2000 and the three  months  ended March 31, 2002 and 2001 was $35,677, $41,919, $8,965 (unaudited), and $9,143 (unaudited),  respectively.

As of  December  31, 2001 and March 31, 2002  (unaudited),  schedules  of future minimum lease  payments for the office  equipment  due under the  non-cancelable operating lease agreement are as follows:

                                    (Unaudited)
                                     March 31,    December 31,
                                   ------------   ------------

            2002                                     $ 30,592
            2003                      $ 30,592         12,389
            2004                         5,290              -
                                   ------------   ------------
                                      $ 35,882       $ 42,981
                                   ============   ============


                                      F-15

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
                                     Note 9
                              Stockholders' Equity
--------------------------------------------------------------------------------

Common Stock:
As of December 31, 2001 and 2000 and March 31, 2002 (unaudited), Milne & Company
Insurance,  Inc.,  dba Milne  Scali & Company  common  stock  consists of $1 par value, with 100,000 shares authorized and 42,008 shares issued and outstanding.
As of December 31, 2001 and March 31, 2002 (unaudited),  ASTR, Inc. common stock consists of $1 par value, with 100,000 shares authorized and 1,742 shares issued and outstanding. As of December 31, 2000, ASTR, Inc. common stock consists of $1
par  value,   with  100,000  shares  authorized  and  1,500  shares  issued  and outstanding.
As of December 31, 2001 and 2000 and March 31, 2002 (unaudited), Harris Shcolnik
& Associates,  Inc.  common stock consists of $1 par value,  with 100,000 shares authorized and 2,000 shares issued and outstanding.
--------------------------------------------------------------------------------
                                     Note 10
                            Statements of Cash Flows
--------------------------------------------------------------------------------

Non-Cash Investing and Financing Activities:

During the three months ended March 31, 2002 (unaudited), the Company recognized investing and financing activities that affected assets, liabilities and equity, but did not result in cash receipts or payments.  These non-cash  activities are as follows:
     The  purchase  price  for  the   acquisition  of  an  expiration  list  was
     re-evaluated in accordance with the terms specified in the related Purchase
     Agreement. Based on the re-evaluation,  the purchase price and related note payable have been decreased by $1,501 (unaudited).
     Dividends in the amount of $316,356  (unaudited) were declared,  but unpaid as of March 31, 2002.
During the three months ended March 31, 2001 (unaudited), the Company recognized investing and financing  activities that affected assets,  but did not result in cash receipts or payments. These non-cash activities are as follows:
     Accrued  interest income in the amount of $18,506  (unaudited) was added to the principal balance of loans receivable from related parties.
During the year ended  December 31, 2001, the Company  recognized  investing and financing  activities that affected assets,  liabilities and equity, but did not result in cash receipts or payments. These non-cash activities are as follows:

     Accrued interest income in the amount of $43,341 was added to the principal balance of loans receivable from related parties.
     Accrued interest expense in the amount of $5,445 was added to the principal balance of notes payable to related parties.
     Dividends in the amount of $920,049 were applied  against loans  receivable from related parties.
     Loans  receivable  from  related  parties  in the amount of  $286,951  were applied against notes payable to related parties.
     The purchase  prices for the acquisition of several  expiration  lists were re-evaluated in accordance with the terms specified in the related Purchase
     Agreements.  Based on the  re-evaluations,  the purchase prices and related notes payable have been decreased by $89,461.

                                      F-16
                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
                                     Note 10
                      Statements of Cash Flows (Continued)
--------------------------------------------------------------------------------

During the year ended  December 31, 2000, the Company  recognized  investing and financing activities that affected assets and liabilities, but did not result in cash receipts or payments. These non-cash activities are as follows:
     Accrued interest income in the amount of $68,707 was added to the principal balance of loans receivable from related parties.
     The purchase  prices for the acquisition of several  expiration  lists were re-evaluated in accordance with the terms specified in the related Purchase
     Agreements.  Based on the  re-evaluations,  the purchase prices and related notes payable have been decreased by $86,032.
     The  Company  entered  into an  out-of-court  settlement  in a lawsuit by a former  employee.  The  settlement  agreement  in the amount of $26,000 was financed by a note payable to a related party.
     Accrued  interest  expense  in the  amount  of  $74,507  was  added  to the principal balance of notes payable to related parties.
     An account  payable  in the  amount of  $250,663  was  converted  to a note payable.
     The Company  financed the purchase of intangible  assets in relation to the asset  acquisition  of  Austin  Insurance  Agency,  Inc.  in the  amount of
     $1,190,663.  Of this  amount,  $1,099,000  is from notes  payable,  and the remaining  amount of  $91,663 is from  notes  payable  to related  parties.
     Additional  intangible  assets in the amount of $150,000,  were paid for by issuance of common stock for the same value.

--------------------------------------------------------------------------------
                                     Note 11
                                  Contingencies
--------------------------------------------------------------------------------
The Company  defended a claim being made by an insurance  carrier in relation to an insurance  coverage  dispute.  Insurance  coverage disputes are normal in the insurance  agency  industry,  and  accordingly,  the Company  carries errors and omissions  coverage  to defend  these  claims.  The  amount of the claim did not exceed  the  policy  limits of the  Company's  errors  and  omissions  insurance coverage. The claim was settled during the year ended December 31, 2001, and all costs were paid by the insurance carrier.
During the year ended December 31, 2001, the Company filed suit against a former employee  for breach of contract  and  misappropriation  of trade  secrets.  The
Company is in the process of  negotiating  a settlement  in favor of the Company between $100,000 and $160,000.

--------------------------------------------------------------------------------
                                     Note 12
                             Litigation Settlements
--------------------------------------------------------------------------------
The Company is a defendant in a lawsuit  filed by two (2) former  employees  for breach of an oral agreement.  The case was tried in October, 2001, and a partial verdict against the Company was awarded. The Company filed post-trial motions to have the verdict vacated on legal grounds. For the year ended December 31, 2001, a provision  for the jury award in the amount of $115,742  has been  recorded in the accompanying financial statements.
During the year ended December 31, 2000,  the Company agreed to an  out-of-court settlement  resulting  from an  alleged  breach  of  contract  suit by a  former employee against the Company. The settlement amount was $26,000.

                                      F-17

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
                                     Note 13
                                Subsequent Events
--------------------------------------------------------------------------------
The owners of Milne Scali & Company and Related  Companies  entered into a Stock
Purchase  Agreement with BNCCORP,  Inc.  Pursuant to the terms of the Agreement,
BNCCORP,  Inc.  will acquire 100% of the  ownership of Milne Scali & Company and
Related  Companies.  The Stock Purchase Agreement is expected to be effective in
April, 2002. In addition,  BNCCORP, Inc. entered into a ten year lease agreement for the office facilities leased from a related entity (See Note 6).
On April 10, 2002,  the note payable to Bob Huber was amended to provide for the following  payments:  (a) for each of the monthly  payments  due for May 1, 2002 through and including  September 1, 2005 (41 months),  $6,000 per month; and (b)
for each of the monthly  payments due for October 1, 2005  through  September 1,
2010 (60 months), $4,166 per month.

Item 7(b)    Pro Forma Financial Information:
On April 16,  2002,  BNC  Insurance,  Inc.  acquired  Milne  Scali & Company and
Related  Companies for $15.5  million in cash and $2.5 million of BNCCORP,  Inc.
common stock. $7.2 million of the purchase price was allocated to the net assets and the excess purchase price of approximately $10.8 million over the fair value of net assets was recorded as goodwill.
The following pro forma  condensed  financial  information  has been prepared by management utilizing the historical  financial  statements of BNCCORP,  Inc. and
Subsidiaries  and Milne Scali & Company and  Related  Companies  as of March 31,
2002,  for the twelve  months  ended  December 31, 2001 and for the three months ended March 31, 2002. Adjustments have been made to reflect the financial impact of  purchase  accounting  and other  items had the  acquisition  taken  place on
January 1, 2001 and January 1, 2002 with respect to operating data and March 31,
2002 with  respect to the balance  sheet  data.  The pro forma  adjustments  are described in the accompanying notes and are based upon preliminary estimates and certain  assumptions  that  management of the companies  believes are reasonable under the circumstances.

                                      F-18

                           BNCCORP, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               For the twelve month period ended December 31, 2001
                        (in thousands, except per share data)
                                          Historical
                           Historical     Milne Scali
                          BNCCORP, Inc.      and
                             and          Related
                          Subsidaries     Companies    Adjustments     Pro Forma
                          ------------  ------------  --------------  ----------
Net interest income
 (expense)                $   15,657     $    (59)    $    (620) (A)   $ 14,978
Provision for credit
 losses                        1,699           --            --           1,699
                          ------------  ------------  --------------  ----------
  Net interest income
   after provision for
   credit losses              13,958          (59)         (620)         13,279
Insurance commissions
  & fee income                 1,891        9,417            --          11,308

Other noninterest income       7,084           --            --           7,084
                          ------------  ------------  --------------  ----------
  Total noninterest
    income                     8,975        9,417            --          18,392

Sales expenses                   --         2,304            --           2,304

Amortization of
 intangible assets               482          554           41  (B)       1,077
Other noninterest
  expense                     18,974        4,980          155  (C)      24,109
                          ------------  ------------  --------------  ----------
  Total noninterest
    expense                   19,456        7,838          196           27,490
Minority interests in
 income of subsidiaries       (1,377)         (80)          80  (D)      (1,377)
                          ------------  ------------  --------------  ----------
Income before income
  taxes                        2,100        1,440         (736)           2,804
Income taxes                     608           --          290  (E)         898
                          ------------  ------------  --------------  ----------
Net income from
continuing operations      $   1,492    $   1,440     $ (1,026)       $   1,906
                          ============  ============  =============  ===========
Basic earnings per
  common share:            $    0.62                                  $   0.71

Diluted earnings per
 common share:             $    0.62                                  $   0.70
Shares used in basic
  EPS computation          2,399,170                   297,759  (F)   2,696,929
Shares used in diluted
  EPS computation          2,424,739                   297,759  (F)   2,722,498


                                      F-19



                           BNCCORP, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  For the three month period ended March 31, 2002
                       (in thousands, except per share data)
                             Historical     Historical
                              BNCCORP,        Milne
                                Inc.        Scali and
                                and          Related
                            Subsidiaries    Companies   Adjustments   Pro Forma
                            -------------  ------------ ------------ -----------
Net interest income /
  expense                   $     3,838     $    (21)   $   (106)(A)    $ 3,711
Provision for credit
  losses                            217          --           --            217
                            -------------  ------------ ------------ -----------
  Net interest income
   after provision for
   credit losses                  3,621           (21)      (106)         3,494
Insurance commissions &
  fee income                        467         3,521         --          3,988
Other noninterest income          1,928            --         --          1,928
                            -------------  ------------ ------------ -----------
  Total noninterest income        2,395         3,521         --          5,916
Sales expenses                       --           700         --            700
Amortization of intangible
  assets                            102           135         31 (B)        268
Other noninterest expense         5,154         1,380         67 (C)      6,601
                            -------------  ------------ ------------ -----------
  Total noninterest expense       5,256         2,215         98          7,569
Minority interests in
income of subsidiaries             (457)           (6)         6 (D)       (457)
                            -------------  ------------ ------------ -----------
Income before income taxes          303         1,279       (198)         1,384
Income taxes                        113            --        403 (E)        516
                            -------------  ------------ ------------ -----------
Net income                  $       190     $   1,279    $  (601)      $    868
                            =============  ============ ============ ===========
Basic earnings per common
 share:                     $      0.08                                $   0.32
Diluted earnings per
 common share:              $      0.08                                $   0.32
Shares used in basic EPS
 computation                    2,399,170                297,759 (F)  2,696,929
Shares used in diluted EPS
 computation                    2,424,739                297,759 (F)  2,722,498
----------------------------

(A)  Adjustments  reflect  interest expense on the $8.5 million of debt incurred in conjunction with the acquisition.
(B)  Adjustments reflect  amortization  expense that would have been incurred on all amortizable  intangible assets had the acquisition  occurred on January
     1, 2001 for the twelve month period ended  December 31, 2001 and on January
     1, 2002 for the three  month  period  ended March 31,  2002.  The pro forma adjustments  presume SFAS No. 142,  "Goodwill and Other Intangible  Assets"
     had been adopted at the beginning of the period.  Accordingly,  goodwill is not being amortized.
(C)  Adjustments  reflect  revisions to various other  noninterest  expense line items including  those related to revisions in  compensation  for executive officers of Milne Scali as well as certain other  employees of Milne Scali, revisions to the cost of life  insurance  policies  based on the agreements made related to those  policies,  an adjustment for rent expense due to the amendment of a rental agreement,  a depreciation  adjustment related to the cost assigned to data processing equipment acquired by BNCCORP and, for the three month period ended March 31, 2002,  an  adjustment  to accrue for the employer contribution to Milne Scali's 401(k) Plan.
(D)  Adjustments  reflect the  elimination  of the  minority  interest for Milne
     Scali.
(E)  Adjustments  reflect  the revised  income tax expense  that would have been incurred on the restated income for the combined companies. The acquisition of Milne Scali terminated its  S-corporation  election.  BNCCORP,  Inc. and
     Milne Scali may consider making an Internal Revenue Code Section 338(h)(10)
     election to step up the basis in the acquired assets.
(F)  Adjustments reflect the 297,759 shares of BNCCORP, Inc. common stock issued as part of the consideration in the acquisition.


                                      F-20

                         BNCCORP, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 2002
                                 (in thousands)
                             Historical    Historical
                           BNCCORP, Inc.   Milne Scali
                               and         and Related
                          Subsidiaries     Companies                        Pro Forma
                          March 31, 2002  March 31, 2002   Adjustments    March 31, 2002
                         ---------------  --------------  --------------- ----------------
Assets
Cash and cash
  equivalents              $      16,243    $     1,940     $  (7,000) (A)   $    11,183

Investment securities            203,861              --            --           203,861
Net loans and leases             312,883              --            --           312,883
Premises, leasehold
  improvements
  and equipment, net              16,670             323            90 (A)        17,083
Interest receivable                3,255              --            --             3,255
Other assets                       4,877           1,457            --             6,334
Goodwill                             437              --        13,211 (A)        13,648
Other intangible
  assets                           1,633           1,762         6,256 (A)         9,651
                          ---------------  --------------  --------------- --------------
  Total assets               $   559,859    $      5,482    $   12,557       $   577,898
                          ===============  ==============  =============== ==============

Liabilities
Total deposits             $     401,380              --            --         $ 401,380

Short term borrowings              3,944             540            --             4,484
FHLB borrowings                   97,200              --            --            97,200
Long term borrowings                  --             911         8,500 (A)         9,411
Other liabilities                  4,948           3,242         2,346 (A)        10,536
                          ---------------  --------------  --------------- --------------
  Total liabilities              507,472           4,693        10,846           523,011
Guaranteed preferred
  beneficial interests
  in company's
  subordinated debentures
  / minority interest             22,025             108          (108)(A)        22,025
Stockholders' equity
Common stock                          24              --             3 (A)            27
Capital surplus                   14,087              --         2,497 (A)        16,584
Stockholders'/ members'
  equity                              --             681          (681)(A)            --
Retained earnings                 15,625              --            --            15,625
Treasury stock                      (513)             --            --              (513)
Accumulated other
  comprehensive income,
  net of income taxes              1,139              --            --             1,139
                          ---------------  --------------  --------------- --------------
  Total stockholders'
    equity                        30,362             681         1,819            32,862
                          ---------------  --------------  --------------- --------------
Total liabilities,
  subordinated
  debentures, minority
  interests and
  stockholders' equity      $    559,859     $     5,482    $   12,557       $   577,898
                          ===============  ==============  =============== ==============

(A)  On April 16, 2002, BNCCORP, Inc. acquired Milne Scali & Company and Related
     Companies  for 297,759  shares of newly issued common stock (valued at $2.5 million) and $15.5 million in cash. To effect the transaction,  the Company incurred  $8.5  million  in long  term  debt.  Of the total  $18.0  million purchase price, $7.2 million was allocated to the net assets and the excess purchase  price of  approximately  $10.8 million over the fair value of net assets was  recorded as  goodwill.  The pro forma adjustments also included an  increase  to  deferred  tax  liabilities  of  $2.3  million, which also increased  goodwill  by  the  same  amount.  (Should  the  Company  elect a
     Section 338 (h)(10) step  up in basis of assets acquired, these adjustments to goodwill and deferred tax liabilities would be subject to modification).
     Additional  consideration  of  up  to $8.5 million is payable to the former shareholders  of  Milne  Scali  subject  to  Milne  Scali achieving certain
     financial  performance   targets.   In  accordance  with   purchase  method
     accounting  requirements,  such  payments  would  increase  the cost of the
     transaction  in  future  periods.   The  contingent  consideration  is  not
     reflected in the above pro forma balance sheet.


                                      F-21